     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 1999


                                                      REGISTRATION NO. 333-70631
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 ABGENIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           2836                          94-3248826
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                                 ABGENIX, INC.
                             7601 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                                 (510) 608-6500
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 R. SCOTT GREER
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 ABGENIX, INC.
                             7601 DUMBARTON CIRCLE
                           FREMONT, CALIFORNIA 94555
                                 (510) 608-6500
      (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE OF PROCESS)

                                   COPIES TO:

                             MARIO M. ROSATI, ESQ.
                             CHRIS F. FENNELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           From time to time as the selling stockholders may decide.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                           AMOUNT           PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
      TITLE OF EACH CLASS OF               TO BE             OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED           REGISTERED           PER SHARE(1)            PRICE(1)             FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common stock, $0.0001 par value...       1,146,300               $15.50             $17,767,650          $4,940.00
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sales price as reported by Nasdaq on January 13, 1999.

(2) Previously paid.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all fees and expenses payable by Abgenix in connection with the registration of the common stock hereunder. All of the amounts shown are estimates except for the SEC registration fee.

                                                                AMOUNT
                                                              TO BE PAID
                                                              -----------
SEC Registration Fee........................................  $  4,940.00
Blue Sky Qualification Fees and Expenses....................     5,000.00
Printing and Engraving Expenses.............................   150,000.00
Legal Fees and Expenses.....................................   150,000.00
Accounting Fees and Expenses................................    75,000.00
Transfer Agent and Registrar Fees and Expenses..............    10,000.00
Miscellaneous Expenses......................................   105,060.00
                                                              -----------
          Total.............................................  $500,000.00
                                                              ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and any corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. We have also entered into agreements with our directors and executive officers that require Abgenix among other things to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers to the fullest extent permitted by Delaware law. We have also purchased directors and officers liability insurance, which provides coverage against certain liabilities including liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     (a) Since our incorporation (June 24, 1996), we have issued and sold the following unregistered securities:

          (1) On July 15, 1996, we issued 1,691,667 shares of series A senior convertible preferred stock to Cell Genesys in exchange for $10.0 million.

          (2) On July 15, 1996, we issued 2,058,333 shares of series 1 subordinated convertible preferred stock to Cell Genesys, and in exchange, Cell Genesys contributed research, development and manufacturing technology, as well as patents and other intellectual property specific to the antibody therapy programs to be pursued by Abgenix, including Cell Genesys' interest in its joint venture with Japan Tobacco.

          (3) On July 15, 1996, Abgenix, in exchange for a loan in the principal amount of up to $4,000,000, issued a convertible promissory note to Cell Genesys convertible at an exercise price per share of $6.00 into up to 666,667 shares of series A convertible preferred stock.

          (4) From July 15, 1996 to October 22, 1998, we granted options to purchase 2,156,295 shares of common stock to employees, directors and consultants under the 1996 Plan at exercise prices ranging from $0.60 to $10.00 per share. Of the 2,156,295 shares granted, 1,622,008 remain outstanding,

     349,023 shares of common stock have been purchased pursuant to exercises of stock options or stock purchase rights under the 1996 Plan and 185,264 shares have been canceled and returned to the 1996 Plan.

          (5) On January 23, 1997 and March 27, 1997, we issued two warrants to purchase an aggregate of 121,667 shares of series A senior convertible preferred stock (convertible into 121,667 shares of common stock) to Cell Genesys with a weighted average exercise price per share of $6.00.

          (6) On December 23, 1997, we issued 3,267,685 shares of series B preferred stock to 29 accredited or institutional purchasers at a purchase price per share of $6.50. In connection with and contemporaneous to this transaction the 1,691,667 shares of series A senior convertible preferred stock, the 2,058,333 shares of series 1 subordinated convertible preferred stock and the $4,000,000 convertible promissory note issued to Cell Genesys, described above, were all converted into an aggregate 4,416,667 shares of series A convertible preferred stock.

          (7) On January 12, 1998, we issued 160,000 shares of series C preferred stock to Pfizer at a per share purchase price of $8.00. This issuance was in connection with a collaborative arrangement entered into between Abgenix and Pfizer.

          (8) On January 27, 1999, we issued 495,356 shares of common stock to Genentech at a per share purchase price of $16.15. This issuance was in connection with a multi-antigen research license and option agreement entered into between Abgenix and Genentech.

     The sales and issuances of securities in the transactions described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act, Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving any public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients had adequate access, through their relationship with Abgenix, to information about Abgenix.

     (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

      3.1(1)         Amended and Restated Certificate of Incorporation of
                     Abgenix, as currently in effect.
      3.2(1)         Amended and Restated Bylaws of Abgenix, as currently in
                     effect.
      4.1(1)         Specimen Common Stock Certificate.
     *5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                     Corporation.
     10.1(1)         Form of Indemnification Agreement between Abgenix and each of its directors and officers.
     10.2(1)         1996 Incentive Stock Plan and form of agreement thereunder.
     10.3(1)         1998 Employee Stock Purchase Plan and form of agreement
                     thereunder.
     10.4(1)         1998 Director Option Plan and form of agreement thereunder.
     10.5(1)         Warrant dated January 23, 1997 exercisable for shares of
                     Series A Preferred Stock.
     10.6(1)         Warrant dated March 27, 1997 exercisable for shares of
                     Series A Preferred Stock.
     10.7(3)         Joint Venture Agreement dated June 12, 1991 between Cell
                     Genesys and JT Immunotech USA Inc.
     10.7A(6)        Amendment No. 1 dated January 1, 1994 to Joint Venture
                     Agreement.

     10.7B(9)        Amendment No. 2 dated June 28, 1996 to Joint Venture
                     Agreement.
     10.8(3)         Collaboration Agreement dated June 12, 1991 among Cell
                     Genesys, Xenotech, Inc. and JT Immunotech USA Inc.
     10.8A(5)        Amendment No. 1 dated June 30, 1993 to Collaboration
                     Agreement.
     10.8B(13)       Amendment No. 2 dated January 1, 1994 to Collaboration
                     Agreement.
     10.8C(7)        Amendment No. 3 dated July 1, 1995 to Collaboration
                     Agreement.
     10.8D(9)        Amendment No. 4 dated June 28, 1996 to Collaboration
                     Agreement.
     10.8E(2)        Amendment No. 5 dated November 1997 to Collaboration
                     Agreement.
     10.9(3)         Limited Partnership Agreement dated June 12, 1991 among Cell
                     Genesys, Xenotech, Inc. and JT Immunotech USA Inc.
     10.9A(6)        Amendment No. 2 dated January 1, 1994 to Limited Partnership
                     Agreement.
     10.9B(8)        Amendment No. 3 dated July 1, 1995 to Limited Partnership
                     Agreement.
     10.9C(10)       Amendment No. 4 dated June 28, 1996 to Limited Partnership
                     Agreement.
     10.10(4)        Field License dated June 12, 1991 among Cell Genesys, JT
                     Immunotech USA Inc. and Xenotech, L.P.
     10.10A(10)      Amendment No. 1 dated March 22, 1996 to Field License.
     10.10B(10)      Amendment No. 2 dated June 28, 1996 to Field License.
     10.11(3)        Expanded Field License dated June 12, 1991 among Cell
                     Genesys, JT Immunotech USA Inc. and Xenotech, L.P.
     10.11A(10)      Amendment No. 1 dated June 28, 1996 to Expanded Field
                     License.
     10.12(2)        Amended and Restated Anti-IL-8 License Agreement dated March
                     19, 1996 among Xenotech, L.P., Cell Genesys and Japan
                     Tobacco Inc.
     10.13(9)        Master Research License and Option Agreement dated June 28,
                     1996 among Cell Genesys, Japan Tobacco Inc. and Xenotech,
                     L.P.
     10.13A(2)       Amendment No. 1 dated November 1997 to the Master Research
                     License and Option Agreement.
     10.14(2)        Stock Purchase and Transfer Agreement dated July 15, 1996 by and between Cell Genesys and Abgenix.
     10.15(1)        Governance Agreement dated July 15, 1996 between Cell
                     Genesys and Abgenix.
     10.15A(1)       Amendment No. 1 dated October 13, 1997 to the Governance
                     Agreement.
     10.15B(1)       Amendment No. 2 dated December 22, 1997 to the Governance
                     Agreement.
     10.16(1)        Tax Sharing Agreement dated July 15, 1996 between Cell
                     Genesys and Abgenix.
     10.17(2)        Gene Therapy Rights Agreement effective as of November 1,
                     1997 between Abgenix and Cell Genesys.
     10.18(2)        Patent Assignment Agreement dated July 15, 1996 by Cell
                     Genesys in favor of Abgenix.
     10.19(11)       Lease Agreement dated July 31, 1996 between John Arrillaga,
                     Trustee, or his Successor Trustee, UTA dated 7/20/77
                     (Arrillaga Family Trust) as amended, and Richard T. Peery,
                     Trustee, or his Successor Trustee, UTA dated 7/20/77
                     (Richard T. Peery Separate Property Trust) as amended, and
                     Abgenix.
     10.20(1)        Loan and Security Agreement dated January 23, 1997 between
                     Silicon Valley Bank and Abgenix.
     10.21(1)        Master Lease Agreement dated March 27, 1997 between
                     Transamerica Business Credit Corporation and Abgenix.

    10.22(2)      License Agreement dated February 1, 1997 between Ronald J. Billing, Ph.D. and Abgenix.
    10.23(12)     Release and Settlement Agreement dated March 26, 1997 among Cell Genesys, Abgenix,
                  Xenotech, L.P., Japan Tobacco Inc. and GenPharm International, Inc.
    10.24(12)     Cross License Agreement effective as of March 26, 1997, among Cell Genesys, Abgenix,
                  Xenotech, L.P., Japan Tobacco Inc. and GenPharm International, Inc.
    10.25(12)     Interference Settlement Procedure Agreement, effective as of March 26, 1997, among Cell
                  Genesys, Abgenix, Xenotech, L.P., Japan Tobacco Inc. and GenPharm International, Inc.
    10.26(2)      Agreement dated March 26, 1997 among Xenotech, L.P., Xenotech, Inc., Cell Genesys,
                  Abgenix, Japan Tobacco Inc. and JT Immunotech USA Inc.
    10.27(2)      Collaborative Research Agreement dated December 22, 1997 between Pfizer, Inc. and
                  Abgenix.
  *+10.27A        Amendment No. 1 dated May 26, 1998 to Collaborative Research Agreement between Abgenix and Pfizer, Inc.
  *+10.27B        Amendment No. 2 dated October 22, 1998 to Collaborative Research Agreement between
                  Abgenix and Pfizer, Inc.
    10.28(1)      Amended and Restated Stockholder Rights Agreement dated January 12, 1998 among Abgenix and certain holders of Abgenix's capital stock.
    10.29(2)      Collaborative Research Agreement effective as of January 28, 1998 between Schering-Plough
                  Research Institute and Abgenix.
    10.29A(16)    Amendment No. 2 effective January 28, 1999 to Collaborative Research Agreement between
                  Schering-Plough Research Institute and Abgenix.
    10.29B(16)    Amendment No. 3 effective February 12, 1999 to the Collaborative Research Agreement
                  between Schering-Plough Research Institute and Abgenix.
    10.30(1)      Excerpts from the Minutes of a Meeting of the Board of Directors of Abgenix, dated
                  October 23, 1996.
    10.31(1)      Excerpts from the Minutes of a Meeting of the Board of Directors of Abgenix, dated
                  October 22, 1997.
    10.32(2)      Exclusive Worldwide Product License dated November 1997 between Xenotech, L.P. and
                  Abgenix.
    10.33(2)      Research License and Option Agreement effective as of April 6, 1998 between Abgenix and
                  Genentech, Inc.
    10.33A(2)     Amendment No. 1 effective as of June 18, 1998 to Research License and Option Agreement
                  between Abgenix and Genentech, Inc.
    10.34(14)     Research Collaboration Agreement dated July 15, 1998 between Millennium BioTherapeutics,
                  Inc. and Abgenix.
  *+10.35         Research Collaboration Agreement dated September 29, 1998 between Millennium
                  BioTherapeutics, Inc. and Abgenix.
   *10.35A        Amendment No. 1 effective as of November 29, 1998 to the Research Collaboration Agreement
                  between Millennium BioTherapeutics, Inc. and Abgenix.
  *+10.36         Research License and Option Agreement dated October 30, 1998 between Millennium
                  BioTherapeutics, Inc. and Abgenix.
    10.37(16)     Research Collaboration Agreement dated December 22, 1998 between Centocor, Inc. and
                  Abgenix.
  *+10.38         Memorandum of Understanding between Research Corporation Technologies, Inc. and Abgenix.

    .39(15)    10    Registration Rights Agreement dated November 18, 1998 between the selling stockholders and Abgenix.
    *+10.40          Research License and Option Agreement dated January 4, 1999 between AVI
                     BioPharma, Inc. and Abgenix.
     10.41(17)       Registration Rights Agreement dated January 27, 1999 between Genentech and Abgenix.
     10.42(16)       Multi-Antigen Research License and Option Agreement dated January 27,
                     1999 between Genentech and Abgenix.
    *23.1            Consent of Ernst & Young LLP, Independent Auditors.
    *23.2            Consent of Counsel (included in Exhibit 5.1).
    *24.1            Power of Attorney.


---------------
  *  Previously filed.

  + Confidential treatment requested for portions of these exhibits. Omitted portions have been filed separately with the Commission.

 (1) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-49415).

 (2) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-49415), portions of which have been granted confidential treatment.

 (3) Incorporated by reference to the same exhibit filed with Cell Genesys' Registration Statement on Form S-1 (File No. 33-46452), portions of which have been granted confidential treatment.

 (4) Incorporated by reference to the same exhibit filed with Cell Genesys' Registration Statement on Form S-1 (File No. 33-46452).

 (5) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, portions of which have been granted confidential treatment.

 (6) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1993, portions of which have been granted confidential treatment.

 (7) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, portions of which have been granted confidential treatment.

 (8) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

 (9) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, portions of which have been granted confidential treatment.

(10) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(11) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly report on Form 10-Q for the quarter ended September 30, 1996.

(12) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1996, as amended, portions of which have been granted confidential treatment.

(13) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1993.

(14) Incorporated by reference to the same exhibit filed with Abgenix's Current Report on Form 8-K filed with the Commission on July 17, 1998, portions of which have been granted confidential treatment.

(15) Incorporated by reference to the same exhibit filed with Abgenix's Current Report on Form 8-K filed with the Commission on November 24, 1998.

(16) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-71289), portions for which Abgenix has requested confidential treatment.

(17) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-71289).

(b) Financial Statement Schedules:

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification by Abgenix for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Abgenix, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Abgenix of expenses incurred or paid by a director, officer or controlling person of Abgenix in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Abgenix is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by Abgenix pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (d) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Abgenix has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 1st day of March, 1999.


                                          ABGENIX, INC.

                                          By: /s/    R. SCOTT GREER
                                            ------------------------------------
                                                       R. Scott Greer
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933 as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                       SIGNATURE                                     TITLE                    DATE
                       ---------                                     -----                    ----
                   /s/ R. SCOTT GREER                     President, Chief Executive    March 1, 1999
--------------------------------------------------------  Officer and Director
                     R. Scott Greer                       (Principal Executive
                                                          Officer)

                 /s/ KURT W. LEUTZINGER                   Vice President, Finance and   March 1, 1999
--------------------------------------------------------  Chief Financial Officer
                   Kurt W. Leutzinger                     (Principal Financial and
                                                          Accounting Officer)

                                                          Chairman of the Board
--------------------------------------------------------
                Stephen A. Sherwin, M.D.

             *  M. KATHLEEN BEHRENS, PH.D.                Director                      March 1, 1999
--------------------------------------------------------
               M. Kathleen Behrens, Ph.D.

             *  RAJU S. KUCHERLAPATI, PH.D.               Director                      March 1, 1999
--------------------------------------------------------
              Raju S. Kucherlapati, Ph.D.

                    *  MARK B. LOGAN                      Director                      March 1, 1999
--------------------------------------------------------
                     Mark B. Logan

                  *  JOSEPH E. MAROUN                     Director                      March 1, 1999
--------------------------------------------------------
                    Joseph E. Maroun

                *By: /s/ R. SCOTT GREER                                                 March 1, 1999
  ---------------------------------------------------
                     R. Scott Greer
                   (Attorney-In-Fact)

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
-----------                    -----------------------
  3.1(1)     Amended and Restated Certificate of Incorporation of
             Abgenix, as currently in effect.
  3.2(1)     Amended and Restated Bylaws of Abgenix, as currently in
             effect.
  4.1(1)     Specimen Common Stock Certificate.
 *5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation.
 10.1(1)     Form of Indemnification Agreement between Abgenix and each of its directors and officers.
 10.2(1)     1996 Incentive Stock Plan and form of agreement thereunder.
 10.3(1)     1998 Employee Stock Purchase Plan and form of agreement
             thereunder.
 10.4(1)     1998 Director Option Plan and form of agreement thereunder.
 10.5(1)     Warrant dated January 23, 1997 exercisable for shares of
             Series A Preferred Stock.
 10.6(1)     Warrant dated March 27, 1997 exercisable for shares of
             Series A Preferred Stock.
 10.7(3)     Joint Venture Agreement dated June 12, 1991 between Cell
             Genesys and JT Immunotech USA Inc.
 10.7A(6)    Amendment No. 1 dated January 1, 1994 to Joint Venture
             Agreement.
 10.7B(9)    Amendment No. 2 dated June 28, 1996 to Joint Venture
             Agreement.
 10.8(3)     Collaboration Agreement dated June 12, 1991 among Cell
             Genesys, Xenotech, Inc. and JT Immunotech USA Inc.
 10.8A(5)    Amendment No. 1 dated June 30, 1993 to Collaboration
             Agreement.
 10.8B(13)   Amendment No. 2 dated January 1, 1994 to Collaboration
             Agreement.
 10.8C(7)    Amendment No. 3 dated July 1, 1995 to Collaboration
             Agreement.
 10.8D(9)    Amendment No. 4 dated June 28, 1996 to Collaboration
             Agreement.
 10.8E(2)    Amendment No. 5 dated November 1997 to Collaboration
             Agreement.
 10.9(3)     Limited Partnership Agreement dated June 12, 1991 among Cell
             Genesys, Xenotech, Inc. and JT Immunotech USA Inc.
 10.9A(6)    Amendment No. 2 dated January 1, 1994 to Limited Partnership
             Agreement.
 10.9B(8)    Amendment No. 3 dated July 1, 1995 to Limited Partnership
             Agreement.
 10.9C(10)   Amendment No. 4 dated June 28, 1996 to Limited Partnership
             Agreement.
 10.10(4)    Field License dated June 12, 1991 among Cell Genesys, JT
             Immunotech USA Inc. and Xenotech, L.P.
 10.10A(10)  Amendment No. 1 dated March 22, 1996 to Field License.
 10.10B(10)  Amendment No. 2 dated June 28, 1996 to Field License.
 10.11(3)    Expanded Field License dated June 12, 1991 among Cell
             Genesys, JT Immunotech USA Inc. and Xenotech, L.P.
 10.11A(10)  Amendment No. 1 dated June 28, 1996 to Expanded Field
             License.
 10.12(2)    Amended and Restated Anti-IL-8 License Agreement dated March
             19, 1996 among Xenotech, L.P., Cell Genesys and Japan
             Tobacco Inc.
 10.13(9)    Master Research License and Option Agreement dated June 28,
             1996 among Cell Genesys, Japan Tobacco Inc. and Xenotech,
             L.P.
 10.13A(2)   Amendment No. 1 dated November 1997 to the Master Research
             License and Option Agreement.
 10.14(2)    Stock Purchase and Transfer Agreement dated July 15, 1996 by and between Cell Genesys and Abgenix.
 10.15(1)    Governance Agreement dated July 15, 1996 between Cell
             Genesys and Abgenix.
 10.15A(1)   Amendment No. 1 dated October 13, 1997 to the Governance
             Agreement.
 10.15B(1)   Amendment No. 2 dated December 22, 1997 to the Governance
             Agreement.

  EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
-----------                    -----------------------
 10.16(1)    Tax Sharing Agreement dated July 15, 1996 between Cell
             Genesys and Abgenix.
 10.17(2)    Gene Therapy Rights Agreement effective as of November 1,
             1997 between Abgenix and Cell Genesys.
 10.18(2)    Patent Assignment Agreement dated July 15, 1996 by Cell
             Genesys in favor of Abgenix.
 10.19(11)   Lease Agreement dated July 31, 1996 between John Arrillaga,
             Trustee, or his Successor Trustee, UTA dated 7/20/77
             (Arrillaga Family Trust) as amended, and Richard T. Peery,
             Trustee, or his Successor Trustee, UTA dated 7/20/77
             (Richard T. Peery Separate Property Trust) as amended, and
             Abgenix.
 10.20(1)    Loan and Security Agreement dated January 23, 1997 between
             Silicon Valley Bank and Abgenix.
 10.21(1)    Master Lease Agreement dated March 27, 1997 between
             Transamerica Business Credit Corporation and Abgenix.
 10.22(2)    License Agreement dated February 1, 1997 between Ronald J.
             Billing, Ph.D. and Abgenix.
 10.23(12)   Release and Settlement Agreement dated March 26, 1997 among
             Cell Genesys, Abgenix, Xenotech, L.P., Japan Tobacco Inc.
             and GenPharm International, Inc.
 10.24(12)   Cross License Agreement effective as of March 26, 1997,
             among Cell Genesys, Abgenix, Xenotech, L.P., Japan Tobacco
             Inc. and GenPharm International, Inc.
 10.25(12)   Interference Settlement Procedure Agreement, effective as of
             March 26, 1997, among Cell Genesys, Abgenix, Xenotech, L.P.,
             Japan Tobacco Inc. and GenPharm International, Inc.
 10.26(2)    Agreement dated March 26, 1997 among Xenotech, L.P.,
             Xenotech, Inc., Cell Genesys, Abgenix, Japan Tobacco Inc.
             and JT Immunotech USA Inc.
 10.27(2)    Collaborative Research Agreement dated December 22, 1997
             between Pfizer, Inc. and Abgenix.
*+10.27A     Amendment No. 1 dated May 26, 1998 to Collaborative Research
             Agreement between Abgenix and Pfizer, Inc.
*+10.27B     Amendment No. 2 dated October 22, 1998 to Collaborative
             Research Agreement between Abgenix and Pfizer, Inc.
 10.28(1)    Amended and Restated Stockholder Rights Agreement dated
             January 12, 1998 among Abgenix and certain holders of
             Abgenix's capital stock.
 10.29(2)    Collaborative Research Agreement effective as of January 28,
             1998 between Schering-Plough Research Institute and Abgenix.
 10.29A(16)  Amendment No. 2 effective January 28, 1999 to Collaborative
             Research Agreement between Schering-Plough Research
             Institute and Abgenix.
10.29B(16)   Amendment No. 3 effective February 12, 1999 to the
             Collaborative Research Agreement between Schering-Plough
             Research Institute and Abgenix.
 10.30(1)    Excerpts from the Minutes of a Meeting of the Board of
             Directors of Abgenix, dated October 23, 1996.
 10.31(1)    Excerpts from the Minutes of a Meeting of the Board of
             Directors of Abgenix, dated October 22, 1997.
 10.32(2)    Exclusive Worldwide Product License dated November 1997
             between Xenotech, L.P. and Abgenix.
 10.33(2)    Research License and Option Agreement effective as of April
             6, 1998 between Abgenix and Genentech, Inc.
 10.33A(2)   Amendment No. 1 effective as of June 18, 1998 to Research
             License and Option Agreement between Abgenix and Genentech,
             Inc.
  10.34(14)  Research Collaboration Agreement dated July 15, 1998 between
             Millennium BioTherapeutics, Inc. and Abgenix.
*+10.35      Research Collaboration Agreement dated September 29, 1998
             between Millennium BioTherapeutics, Inc. and Abgenix.

  EXHIBIT
  NUMBER                       DESCRIPTION OF DOCUMENT
-----------                    -----------------------
 *10.35A     Amendment No. 1 effective as of November 29, 1998 to the
             Research Collaboration Agreement between Millennium
             BioTherapeutics, Inc. and Abgenix.
*+10.36      Research License and Option Agreement dated October 30, 1998 between Millennium BioTherapeutics, Inc. and Abgenix.
  10.37(16)  Research Collaboration Agreement dated December 22, 1998 between Centocor, Inc. and Abgenix.
*+10.38      Memorandum of Understanding between Research Corporation
             Technologies, Inc. and Abgenix.
  10.39(15)  Registration Rights Agreement dated November 18, 1998 between the selling stockholders and Abgenix.
*+10.40      Research License and Option Agreement dated January 4, 1999 between AVI BioPharma, Inc. and Abgenix
  10.41(17)  Registration Rights Agreement dated January 27, 1999 between
             Genentech and Abgenix.
  10.42(16)  Multi-Antigen Research License and Option Agreement dated
             January 27, 1999 between Genentech and Abgenix.
 *23.1       Consent of Ernst & Young LLP, Independent Auditors.
 *23.2       Consent of Counsel (included in Exhibit 5.1).
 *24.1       Power of Attorney.


---------------
  *  Previously filed.
  + Confidential treatment requested for portions of these exhibits. Omitted portions have been filed separately with the Commission.

 (1) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-49415).

 (2) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-49415), portions of which have been granted confidential treatment.

 (3) Incorporated by reference to the same exhibit filed with Cell Genesys' Registration Statement on Form S-1 (File No. 33-46452), portions of which have been granted confidential treatment.

 (4) Incorporated by reference to the same exhibit filed with Cell Genesys' Registration Statement on Form S-1 (File No. 33-46452).

 (5) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1993, portions of which have been granted confidential treatment.

 (6) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1993, portions of which have been granted confidential treatment.

 (7) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, portions of which have been granted confidential treatment.

 (8) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

 (9) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, portions of which have been granted confidential treatment.

(10) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(11) Incorporated by reference to the same exhibit filed with Cell Genesys' Quarterly report on Form 10-Q for the quarter ended September 30, 1996.

(12) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1996, as amended, portions of which have been granted confidential treatment.

(13) Incorporated by reference to the same exhibit filed with Cell Genesys' Annual Report on Form 10-K for the year ended December 31, 1993.

(14) Incorporated by reference to the same exhibit filed with Abgenix's Current Report on Form 8-K filed with the Commission on July 17, 1998, portions of which have been granted confidential treatment.

(15) Incorporated by reference to the same exhibit filed with Abgenix's Current Report on Form 8-K filed with the Commission on November 24, 1998.

(16) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-71289), portions for which Abgenix has requested confidential treatment.

(17) Incorporated by reference to the same exhibit filed with Abgenix's Registration Statement on Form S-1 (File No. 333-71289).